                                                                    Exhibit 99.1
DQE AND SUBSIDIARY COMPANIES
CONSOLIDATING INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                     Duquesne
                                                                       Light             Duquesne
                                                                     Company &         Enterprises &      Montauk &
                                                     DQE            Subsidiaries        Subsidiaries     Subsidiaries
                                                 ------------    -----------------   -----------------   ------------
Operating Revenues                               $         0       $1,164,941,272          $35,773,626   $24,201,940

Operating Expenses:
 Operating expense                                 5,667,190          485,468,372           26,219,161    18,466,756
 Maintenance                                               0           82,868,727                    0             0
 Depreciation and amortization                        90,359          238,244,477            4,224,418             0
 Taxes other than income taxes                       572,120           81,049,434              864,796        80,553
                                               ------------------------------------------------------------------------

     Total Operating Expenses                      6,329,669          887,631,010           31,308,375    18,547,309
                                               ------------------------------------------------------------------------

Operating Income                                  (6,329,669)         277,310,262            4,465,251     5,654,631
                                               ------------------------------------------------------------------------

Other Income                                      13,750,402           42,632,563           28,258,980    55,049,288
                                               ------------------------------------------------------------------------

Income Before Interest and Other Charges           7,420,733          319,942,825           32,724,231    60,703,919
                                               ------------------------------------------------------------------------

Interest and Other Charges:
 Interest expense                                      3,890           85,832,648            2,180,166    11,287,230
 Preferred and preference stock dividends                  0            4,021,917                    0       150,000
 Monthly Income Preferred Securities
   dividend requirements                                   0           12,562,500                    0             0
                                               ------------------------------------------------------------------------

Total Interest and Other Charges                       3,890          102,417,065            2,180,166    11,437,230
                                               ------------------------------------------------------------------------

Income Before Income Taxes                         7,416,843          217,525,760           30,544,065    49,266,689

Income Taxes                                       2,451,458           79,728,179           12,603,689     3,970,933
                                               ------------------------------------------------------------------------

Net Income                                       $ 4,965,385       $  137,797,581          $17,940,376   $45,295,756
                                               ========================================================================


                                                                                                   DQE &
                                                  DQE Energy      DQEnergy     Consolidation    Subsidiary
                                                   Services       Partners      Eliminations     Companies
                                                ------------    ----------     -------------  --------------
Operating Revenues                               $ 4,793,278    $         0    $(10,536,138)  $1,219,173,978

Operating Expenses:
 Operating expense                                 7,354,759      3,087,794     (16,105,940)     530,158,092
 Maintenance                                               0              0               0       82,868,727
 Depreciation and amortization                       115,723        167,991               0      242,842,968
 Taxes other than income taxes                             0            600               0       82,567,503
                                               -------------------------------------------------------------

     Total Operating Expenses                      7,470,482      3,256,385     (16,105,940)     938,437,290
                                               -------------------------------------------------------------

Operating Income                                  (2,677,204)    (3,256,385)      5,569,802      280,736,688
                                               -------------------------------------------------------------

Other Income                                         430,492       (402,849)     (9,911,856)     129,807,020
                                               -------------------------------------------------------------

Income Before Interest and Other Charges          (2,246,712)    (3,659,234)     (4,342,054)     410,543,708
                                               -------------------------------------------------------------

Interest and Other Charges:
 Interest expense                                    459,131         11,935        (871,677)      98,903,323
 Preferred and preference stock dividends                  0              0               0        4,171,917
 Monthly Income Preferred Securities
   dividend requirements                                   0              0               0       12,562,500
                                               -------------------------------------------------------------

Total Interest and Other Charges                     459,131         11,935        (871,677)     115,637,740
                                               -------------------------------------------------------------

Income Before Income Taxes                        (2,705,843)    (3,671,169)     (3,470,377)     294,905,968

Income Taxes                                      (1,682,416)    (1,266,439)              0       95,805,404
                                               -------------------------------------------------------------

Net Income                                       $(1,023,427)   $(2,404,730)   $ (3,470,377)  $  199,100,564
                                               =============================================================


These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.

                                                                   Exhibit 99.1

DQE AND SUBSIDIARY COMPANIES
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                Duquesne         Duquesne
                                                                             Light Company      Enterprises       Montauk &
                                                                 DQE         & Subsidiaries   & Subsidiaries   & Subsidiaries
                                                           ---------------  ----------------  ---------------  ---------------
Assets:
Current Assets:
 Cash and Temporary Cash Investments                       $  160,010,825   $   165,168,620     $ 23,806,879     $  2,558,013
 Receivables                                                    2,053,036       121,974,808        1,661,169        7,229,308
 Materials & Supplies:
    Coal                                                                0        20,417,710                0                0
    Operating and Construction                                          0        53,088,098                0                0
 Other Current Assets                                                   0         7,478,710        7,933,058        8,585,613
                                                         ---------------------------------------------------------------------
 Total Current Assets                                         162,063,861       368,127,946       33,401,106       18,372,934
                                                         ---------------------------------------------------------------------
 Long-Term Investments:
    Affordable Housing                                                  0        15,536,192                0      122,323,661
    Natural Gas Reserve                                                 0                 0                0       74,743,935
    Leveraged Leases                                                    0                 0                0      349,128,778
    Other Leases                                                        0        43,015,562                0       26,312,224
    Other                                                   1,386,535,049       128,012,716       13,995,481        7,289,524
                                                         ---------------------------------------------------------------------
       Total Long-Term Investments                          1,386,535,049       186,564,470       13,995,481      579,798,122
                                                         ---------------------------------------------------------------------
 Property, Plant and Equipment:
 Electric Plant in Service                                              0     4,332,629,933                0                0
 Construction Work in Progress                                          0        56,471,006                0                0
 Property Held Under Capital Leases                                     0       113,661,981                0                0
 Property Held for Future Use                                           0         3,979,836                0                0
 Other                                                            487,154         3,995,297       81,745,942       14,439,231
                                                         ---------------------------------------------------------------------
    Total                                                         487,154     4,510,738,053       81,745,942       14,439,231
 Less Accumulated Depreciation and Amortization                  (146,958)   (1,947,819,250)     (12,220,871)      (1,531,352)
                                                         ---------------------------------------------------------------------
    Property, Plant and Equipment - Net                           340,196     2,562,918,803       69,525,071       12,907,879
                                                         ---------------------------------------------------------------------
 Other Non-Current Assets:
 Regulatory Assets                                                      0       680,885,099                0                0
 Other                                                          8,186,903        41,682,807        1,584,594        2,621,951
                                                         ---------------------------------------------------------------------
    Total Other Non-Current Assets                              8,186,903       722,567,906        1,584,594        2,621,951
                                                         ---------------------------------------------------------------------
 Total Assets                                              $1,557,126,009   $ 3,840,179,126     $118,506,252     $613,700,886
                                                         =====================================================================

                                                                                                              DQE &
                                                         DQE Energy       DQEnergy      Consolidation       Subsidiary
                                                       Services, Inc.     Partners       Eliminations       Companies
                                                       ---------------  -------------  ----------------  ----------------

Assets:
Current Assets:
 Cash and Temporary Cash Investments                      $ 3,858,362    $ 1,008,766   $             0   $   356,411,465
 Receivables                                                  997,336        323,768        (2,528,171)      131,711,254
 Materials & Supplies:
    Coal                                                            0              0                 0        20,417,710
    Operating and Construction                                      0              0                 0        53,088,098
 Other Current Assets                                         415,465      1,333,834       (18,019,798)        7,726,882
                                                       -----------------------------------------------------------------
 Total Current Assets                                       5,271,163      2,666,368       (20,547,969)      569,355,409
                                                       -----------------------------------------------------------------
 Long-Term Investments:
    Affordable Housing                                              0              0                 0       137,859,853
    Natural Gas Reserve                                             0              0                 0        74,743,935
    Leveraged Leases                                                0              0                 0       349,128,778
    Other Leases                                                    0              0                 0        69,327,786
    Other                                                     503,000      1,212,831    (1,445,822,546)       91,726,055
                                                       -----------------------------------------------------------------
       Total Long-Term Investments                            503,000      1,212,831    (1,445,822,546)      722,786,407
                                                       -----------------------------------------------------------------
 Property, Plant and Equipment:
 Electric Plant in Service                                          0              0         2,519,162     4,335,149,095
 Construction Work in Progress                                      0              0                 0        56,471,006
 Property Held Under Capital Leases                                 0              0                 0       113,661,981
 Property Held for Future Use                                       0              0                 0         3,979,836
 Other                                                     12,683,153      2,886,164          (370,386)      115,866,555
                                                       -----------------------------------------------------------------
    Total                                                  12,683,153      2,886,164         2,148,776     4,625,128,473
 Less Accumulated Depreciation and Amortization              (138,773)       (88,713)         (848,250)   (1,962,794,167)
                                                       -----------------------------------------------------------------
    Property, Plant and Equipment - Net                    12,544,380      2,797,451         1,300,526     2,662,334,306
                                                       -----------------------------------------------------------------
 Other Non-Current Assets:
 Regulatory Assets                                                  0              0                 0       680,885,099
 Other                                                              0      6,273,722        (1,308,866)       59,041,111
                                                       -----------------------------------------------------------------
    Total Other Non-Current Assets                                  0      6,273,722        (1,308,866)      739,926,210
                                                       -----------------------------------------------------------------
 Total Assets                                             $18,318,543    $12,950,372   $(1,466,378,856)  $ 4,694,402,332
                                                       =================================================================


These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.

DQE AND SUBSIDIARY COMPANIES                                        Exhibit 99.1
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                  Duquesne         Duquesne
                                                                                Light Company    Enterprises      Montauk &
                                                                    DQE        & Subsidiaries   & Subsidiaries  & Subsidiaries
                                                              ---------------  ---------------  --------------  --------------

Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                                 $            0   $            0     $          0    $          0
Current Maturities and Sinking Fund Req.                                   0       97,522,708          321,657               0
Accounts Payable                                                   1,475,970       76,223,822        1,710,578       2,597,481
Accrued Liabilities                                              (21,261,281)      62,044,292       17,953,716       4,816,000
Dividends Declared                                                28,555,474        2,349,272                0               0
Other                                                                      0       14,339,065                0               0
                                                            -------------------------------------------------------------------
   Total Current Liabilities                                       8,770,163      252,479,159       19,985,951       7,413,481
                                                            -------------------------------------------------------------------
Non-Current Liabilities:
Deferred Income Taxes - Net                                                0      599,810,959        2,025,455     109,514,024
Deferred Investment Tax Credits                                            0       97,781,621                0               0
Capital Lease Obligations                                                  0       37,539,536                0               0
Deferred Income                                                            0      183,304,198                0      41,803,409
Other                                                                      0      220,652,212          516,848      34,523,325
                                                            -------------------------------------------------------------------
   Total Non-Current Liabilities                                           0    1,139,088,527        2,542,303     185,840,758
                                                            -------------------------------------------------------------------
Capitalization:
Long-Term Debt                                                             0    1,218,276,124        9,153,993     150,000,000
                                                            -------------------------------------------------------------------
Non-Redeemable Preferred Stock                                     1,548,000      214,608,294                0               0
Non-Redeemable Preference Stock                                            0       28,294,862                0               0
Deferred Employee Stock Ownership Plan (ESOP) Benefit                      0      (16,400,729)               0               0
                                                            -------------------------------------------------------------------
    Total Preferred and Preference Stock of Subsidiaries           1,548,000      226,502,427                0               0
                                                            -------------------------------------------------------------------
Common Shareholders' Equity:
Common Stock/Capital Surplus                                   1,027,370,259      831,150,953       81,001,735     265,122,751
Retained Earnings                                                869,749,247      172,681,936        5,822,270       5,323,896
Less Treasury Stock                                             (350,311,660)               0                0               0
                                                            -------------------------------------------------------------------
   Total Common Shareholders' Equity                           1,546,807,846    1,003,832,889       86,824,005     270,446,647
                                                            -------------------------------------------------------------------
Total Liabilities and Capitalization                          $1,557,126,009   $3,840,179,126     $118,506,252    $613,700,886
                                                            ===================================================================




                                                                                                                  DQE &
                                                             DQE Energy       DQEnergy      Consolidation       Subsidiary
                                                            Services, Inc.    Partners       Eliminations       Companies
                                                            --------------  -------------  ----------------  ----------------

Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                                 $         0    $   432,500   $      (432,500)   $            0
Current Maturities and Sinking Fund Req.                                0              0                 0        97,844,365
Accounts Payable                                                3,038,179      2,135,091        (2,095,671)       85,085,450
Accrued Liabilities                                                73,693        382,950        (9,623,553)       54,385,817
Dividends Declared                                                      0              0          (593,215)       30,311,531
Other                                                                   0              0                 0        14,339,065
                                                            ----------------------------------------------------------------
   Total Current Liabilities                                    3,111,872      2,950,541       (12,744,939)      281,966,228
                                                            ----------------------------------------------------------------
Non-Current Liabilities:
Deferred Income Taxes - Net                                             0              0       (18,135,186)      693,215,252
Deferred Investment Tax Credits                                         0              0                 0        97,781,621
Capital Lease Obligations                                               0              0                 0        37,539,536
Deferred Income                                                         0              0                 0       225,107,607
Other                                                                   0        400,000          (625,000)      255,467,385
                                                            ----------------------------------------------------------------
   Total Non-Current Liabilities                                        0        400,000       (18,760,186)    1,309,111,402
                                                            ----------------------------------------------------------------
Capitalization:
Long-Term Debt                                                          0              0        (1,308,866)    1,376,121,251
                                                            ----------------------------------------------------------------
Non-Redeemable Preferred Stock                                          0              0                 0       216,156,294
Non-Redeemable Preference Stock                                         0              0                 0        28,294,862
Deferred Employee Stock Ownership Plan (ESOP) Benefit                   0              0                 0       (16,400,729)
                                                            ----------------------------------------------------------------
    Total Preferred and Preference Stock of Subsidiaries                0              0                 0       228,050,427
                                                            ----------------------------------------------------------------
Common Shareholders' Equity:
Common Stock/Capital Surplus                                   17,975,000     12,459,239    (1,233,855,018)    1,001,224,919
Retained Earnings                                              (2,768,329)    (2,859,408)     (178,200,365)      869,749,247
Less Treasury Stock                                                     0              0       (21,509,482)     (371,821,142)
                                                            ----------------------------------------------------------------
   Total Common Shareholders' Equity                           15,206,671      9,599,831    (1,433,564,865)    1,499,153,024
                                                            ----------------------------------------------------------------
Total Liabilities and Capitalization                          $18,318,543    $12,950,372   $(1,466,378,856)   $4,694,402,332
                                                            ================================================================


These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.